                                                                    EXHIBIT 99.1

CONTACTS:
Media: Kim Holt
Investors: Todd St.Onge
Brainerd Communicators, Inc.
212-986-6667
holt@braincomm.com
stonge@braincomm.com

FOR IMMEDIATE RELEASE

         SOURCE INTERLINK COMPANIES EXPECTS STRONG FISCAL FIRST QUARTER

BONITA SPRINGS, FL, MAY 23, 2005 -- SOURCE INTERLINK COMPANIES, INC. (NASDAQ:SORC) today provided a preliminary performance outlook for the fiscal first quarter ended April 30, 2005. The company estimated that pro forma earnings per diluted share from continuing operations for the first quarter of fiscal 2006 will be in the range of $0.10 to $0.12, calculated on an effective tax rate of 40%, after giving effect to certain items discussed below.

Leslie Flegel, Source Interlink chairman and chief executive officer, said, "First quarter performance exceeded our internal projections and puts us well on track to meet our previously stated expectations for Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for fiscal 2006, especially in light of the fact that the second half of the year is our strongest season. In particular, we saw better-than-expected profitability at Alliance Entertainment resulting from an improved business mix and early benefits from acquisition synergies. The Alliance transaction grew our revenue base more than three-fold and positioned us as an immediate leader in the marketing and merchandising of video and music content at retail while complementing our other primary product lines."

The company has historically used the non-GAAP financial measures discussed above to evaluate internally and to report results of its business. It believes that these measures best allow its management and investors to understand its activities. The company believes use of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company's industry. The exclusion of merger-related expenses and non-cash, non tax deductible amortization of intangible assets resulting from the Alliance transaction accounts for approximately a $0.05 to $0.06 per share difference between the non-GAAP estimated earnings per share cited above and GAAP earnings per share. An additional difference of approximately $0.03 per share derives from the inclusion of the results of Alliance as if the merger had occurred at the beginning of the company's fiscal year on February 1 rather than February 28. As a result, the company estimates that GAAP earnings per share will be in the range of $0.01 to $0.04.

Source Interlink expects to report its complete results the week of June 6, 2005. The company will announce shortly the timing of its release and conference call with the investment community.

ABOUT SOURCE INTERLINK
Source Interlink Companies is a premier marketing, merchandising and fulfillment company of entertainment products including DVDs, music CDs, magazines, books and related items. The company's fully integrated businesses include:

     - Distribution and fulfillment of entertainment products to major retail chains throughout North America and direct-to-consumers via the Internet
     - Import and export of periodicals sold in more than 60 countries worldwide
     - Coordination of product selection and placement for impulse items sold at checkout counters
     - Processing and collection of rebate claims as well as management of sales data obtained at the point-of-purchase
     - Design, manufacture and installation of wire fixtures and custom wood displays in major retail chains
With approximately $1.7 billion in annual revenue, Source Interlink serves about 110,000 retail store locations throughout North America. Supply chain relationships include movie studios, record labels, magazine and newspaper publishers, confectionary companies and manufacturers of general merchandise. For more information, please visit the company's website at www.sourceinterlink.com.

SOURCE INTERLINK SAFE HARBOR
This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital and capital expenditure needs, growth opportunities, and any statements of belief and any statements of assumptions underlying any of the foregoing.

These forward-looking statements reflect Source Interlink's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include those events and other important factors disclosed previously and from time to time in Source Interlink's filings with the Securities and Exchange Commission, including Source Interlink's annual report on Form 10-K for the fiscal year ended January 31, 2005. Source Interlink does not intend to, and disclaims any duty or obligation to, update or revise any forward looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

                                       ###